EXHIBIT 10.1

AGREEMENT FOR SALE AND PURCHASE

OF BUSINESS ASSETS

This AGREEMENT FOR SALE AND PURCHASE OF BUSINESS ASSETS (this "Agreement"), dated as of May 24, 2016 (the "Closing Date"), is between Oregon Analytical Services LLC (the "Seller"), an Oregon limited liability company, Sara Lausmann (the "Selling Member"), and EVIO Labs Eugene, LLC. (the "Buyer"), an Oregon limited liability company.

RECITALS

A. The Seller operates a business primarily engaged in testing and screening services for the medical and recreational marijuana industries. The Seller's principal place of business is 1686 Pearl Street, Eugene, OR 97401. The Seller owns equipment, inventory, contract rights, leasehold interests, real property, and miscellaneous assets used in connection with the operation of its business.

B. The Buyer desires to acquire substantially all the assets used or useful, or intended to be used, in the operation of the Seller's business, and the Seller desires to sell such assets to the Buyer.

AGREEMENT

The parties agree as follows:

Article I. ASSETS PURCHASED; LIABILITIES ASSUMED

Section 1.01 Assets Purchased. Subject to the terms and conditions set forth in this Agreement, the Seller agrees to sell to the Buyer and the Buyer agrees to purchase from the Seller the following assets (the "Assets"):

(a)	All equipment, tools, furniture, and fixtures listed on attached Schedule 1.01(a), together with any replacements or additions to the equipment made before the Closing;

(b)

All inventories of supplies, raw materials, parts, and finished goods owned by the Seller, together with any replacements or additions to the inventories made before the Closing, but excluding inventory disposed of in the ordinary course of the Seller's business;

(c)	All the Seller's rights under Contracts listed on Schedule 8.07;

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(d)	Leasehold improvements installed by the Seller on the premises that are the subject of the lease agreement identified in item _____ on Schedule 1.01(d);

(e)	All the Seller's rights under purchase orders, including those entered into in the ordinary course of business before the Closing;

(f)	The Seller's name and goodwill;

(g)

All patents, trademarks, trade names, copyrights, service marks, and domain names of the Seller as listed on Schedule 8.13, all registrations for them, all applications pending for them, and all other proprietary rights and intangible property of the Seller, including trade secrets, inventions, technology, software, operating systems, customer lists, customer relationships, customer agreements, customer understandings, drawings, blueprints, know-how, formulae, slogans, processes, and operating rights and all other similar items and all such items acquired by the Seller or coming into existence on or before the Closing Date;

(h)

To the extent transferable, all approvals, authorizations, consents, licenses, permits, franchises, tariffs, orders, and other registrations of any federal, state, or local court or other governmental department, commission, board, bureau, agency, or instrumentality held by the Seller and required or appropriate for the conduct of the business of the Seller, including without limitation all such items listed on Schedule 1.01(h) and all such items granted or received on or before the Closing Date;

(i)

All accounts receivable and other receivables of the Seller, including without limitation all receivables listed on Schedule 1.01(i) and all receivables arising on or before the Closing Date, other than to the extent that those receivables have been collected by the Seller in the ordinary course of business before the Closing Date;

(j)

All choses in action, causes of action, rights of recovery and setoff, warranty rights, and other similar rights of the Seller, including without limitation all such items listed on Schedule 1.01(j) and all such items arising or acquired on or before the Closing Date;

(k)

All prepaid and deferred items of the Seller, other than prepaid insurance and taxes, but including without limitation prepaid rent and unbilled charges and deposits relating to the business of the Seller and all other such items reflected on the Financial Statements described in Section 8.04;

(l)	All assignable rights, if any, to all telephone lines and numbers used in the conduct of the business of the Seller, including without limitation those listed on Schedule 1.01(m).

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Section 1.02 Liabilities.

(a)	Assumed Liabilities.

(i)

The Buyer will accept the assignment and assume responsibility for all unfilled orders from customers of the Seller assigned to the Buyer pursuant to Section 1.01(e) and will assume responsibility of payment for purchase orders for inventory items that have been placed by the Seller before the Closing but that will not be delivered until after the Closing. The Buyer will assume and perform the Seller's obligations under the Contracts listed on Schedule 8.07 arising on or after the Closing Date.

(ii)

The Buyer will accept the assignment and assume responsibility for Seller's obligations pursuant to the promissory note between Seller and Benjamin M. Nelson dated January 10, 2015 and attached hereto as Exhibit I.

(b)

Liabilities Not Assumed. Except for the liabilities and obligations to be assumed by the Buyer under Section 1.02(a), the Buyer will not assume and will not be liable for any liabilities of the Seller, known or unknown, contingent or absolute, accrued or other, and the Assets will be free of all liabilities, obligations, liens, and encumbrances. Without limiting the generality of the foregoing and except as otherwise provided above, the Buyer will not be responsible for any of the following:

(i)

Liabilities, obligations, or debts of the Seller, whether fixed, contingent, or mixed, and whether based on events occurring before or after the Closing, including without limitation those based on tort, contract, statutory, or other claims or involving fines or penalties payable to any governmental authority;

(ii)

Liabilities, obligations, or debts of the Seller for any federal, state, or local tax, including without limitation federal income taxes, state income and excise taxes, state and local real and personal property taxes, and federal, state, and local withholding and payroll taxes;

(iii)

Liabilities or obligations of the Seller to employees for salaries, bonuses, or health and welfare benefits or with respect to any profit-sharing, stock bonus, pension, retirement, stock purchase, option, bonus, or deferred compensation plan or for any other benefits or compensation (including without limitation accrued vacation);

(iv)	Liabilities or obligations of the Seller for employee severance payments or arrangements resulting from termination of the Seller's employees;

(v)	Liabilities or obligations of the Seller relating to issuances of securities;

(vi)	Liabilities or obligations of the Seller incurred in connection with distributions to members or any corporate dissolution; and

(vii)	Liabilities or obligations of the Seller under any environmental law.

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Article II. [RESERVED]

Article III. ALLOCATION OF PURCHASE PRICE

Buyer will retain qualified third party valuation expert to allocate purchase price.

Article IV. PURCHASE PRICE

Section 4.01 Purchase Price. The purchase price for the Assets (the "Purchase Price") will be:

(a)	$972,500.00 for all Assets other than Inventory; and

(b)	The assumption by the Buyer of:

(i)	The liabilities of the Seller to the extent and in the amounts identified in Section 1.02, to the extent that such liabilities are not paid or discharged before the Closing Date;

(ii)

All liabilities of the Seller of a type identified in Section 1.02 and incurred in the ordinary course of business on or before the Closing Date (to the extent that such liabilities are not paid or discharged before the Closing Date);

(iii)

All obligations of the Seller under any lease, contract, agreement, commitment, understanding, purchase order, sales order, document, or instrument entered into by the Seller between the date of this Agreement and the Closing Date that the Buyer, in its sole discretion, elects on or before the Closing Date to assume.

Section 4.02 Closing Inventory. Immediately before Closing, the Seller will take a closing inventory of merchandise and supplies. The Buyer will have the right to observe and inspect the taking of the inventory.

Section 4.03 Inventory. The Purchase Price for the Seller's inventory of merchandise and supplies will be computed at the Seller's cost, as reflected in the Seller's records of inventories on hand at the Closing.

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Article V. PAYMENT OF PURCHASE PRICE

The price for the Assets will be paid as follows:

Section 5.01 Within two business days after the Closing, the Buyer will initiate a transfer, to the account specified by the Selling Member, $200,000.00 worth of the Series "C" Preferred Stock of Signal Bay Inc., a Colorado corporation (OTCMKTS: SGBY), with the number of shares to be 200,000.

Section 5.02 At the Closing, the Buyer shall execute a promissory note in favor of the Selling Member, attached hereto as Exhibit B (the "Note"), in the amount of $700,000.00 to be paid in the manner described in the Note, as well as the Security Agreement attached thereto as Exhibit B-1.

Section 5.03 At the closing, the Buyer shall pay to Selling Member $12,500.00 via cashier's check, wire transfer, or any other means to which Buyer and Selling Member agree.

Section 5.04 At the Closing, the Buyer shall pay to CR Labs, Inc., an Oregon business corporation ("CR Labs"), $6,735.00 as payment in full for a debt owed by Selling Member to CR Labs.

Section 5.05 The Buyer shall withhold the remaining $53,265.00 of the Purchase Price (the "Tax Reserve") until any and all federal, state, or local tax liabilities, including without limitation federal income taxes, state income and excise taxes, state and local real and personal property taxes, and federal, state, and local withholding and payroll taxes, owed by the Seller as of the Closing Date (the "Tax Liabilities") are paid in full. Buyer shall be entitled to offset any and all payments towards the Tax Liabilities against the Tax Reserve. Upon payment in full of the Tax Liabilities, any remaining balance of the Tax Reserve shall be paid to Selling Member within a reasonable time.

Article VI. ADJUSTMENTS

The operation of the Seller's business and related income and expenses up to the close of business on the day before the Closing will be for the account of the Seller and thereafter for the account of the Buyer. Expenses, including but not limited to utilities, personal property taxes, rents, real property taxes, wages, vacation pay, payroll taxes, and fringe benefits of employees of the Seller, will be prorated between the Seller and the Buyer as of the close of business on the Closing, the proration to be made and paid, insofar as reasonably possible, on the Closing, with settlement of any remaining items to be made within 30 days after the Closing.

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Article VII. OTHER AGREEMENTS

At the Closing, the parties will execute the following additional agreements (the "Related Agreements"):

(a)	The Note and the Security Agreement described in Section 5.02 above, substantially in the form attached as Exhibits B and B-1;

(b)	The Assignment and Assumption Agreement, substantially in the form attached as Exhibit C;

(c)	The Noncompetition Agreement between the Buyer, the Seller, and the Selling Member, substantially in the form attached as Exhibit D;

(d)

The Earnout Agreement in favor of the Selling Member, attached hereto as Exhibit E (the "Earnout"), such that the Purchase Price may be supplemented by a payment calculated and paid as therein provided;

(e)	Employment Agreements between Buyer and Selling Member and Buyer and Michael Lausmann, attached hereto as Exhibits F-1 and F-2

Article VIII. SELLER'S AND SELLING MEMBER'S REPRESENTATIONS AND WARRANTIES

Section 8.01 As used in this Agreement, 'Material Adverse Effect' means a material adverse effect on the business, results of operations, financial position, assets, or prospects of the Seller, including any occurrence, condition, change, event, or effect resulting from or relating to changes in general economic or financial market conditions, which will in any event include any adverse effect on the members' equity, assets, revenue, or net income of the Seller in excess of $1,000.00 and 'Material Adverse Change' means any change that has resulted, will result, or is likely to result from a Material Adverse Effect."

Subject to, and except as disclosed by the Seller in the Schedule of Exceptions in a numbered paragraph that corresponds to the section for which disclosure is made, the Seller and the Selling Member represent and warrant to the Buyer as follows:

Section 8.02 Corporate Existence. The Seller is a limited liability company duly incorporated and legally existing under the laws of the state of Oregon and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. The Seller has all requisite corporate power and authority and all material licenses, permits, and authorizations necessary to own and operate the Assets and to carry on its business as now conducted. The copies of the Seller's charter documents and operating agreement that have been furnished to the Buyer's counsel reflect all amendments made thereto at any time before the Closing Date and are correct and complete.

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Section 8.03 Authorization. The Seller or the Selling Member has duly authorized the execution, delivery, and performance of this Agreement and all other agreements contemplated by this Agreement to which the Seller or the Selling Member is a party, as the case may be. This Agreement and the Related Agreements, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of the Seller or the Selling Member, as the case may be, enforceable against the Seller or the Selling Member, as the case may be, in accordance with their respective terms except as the enforceability thereof may be limited by the application of bankruptcy, insolvency, moratorium, or similar laws affecting the rights of creditors generally or judicial limits on the right of specific performance. Except as set forth on Schedule 8.03, the execution and delivery by the Seller and the Selling Member of this Agreement and the Related Agreements to which the Seller or the Selling Member is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by the Seller or the Selling Member, do not and will not (a) conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any Contract; (b) result in the creation of any lien, security interest, charge, or encumbrance on the Assets; (c) result in a violation of the operating agreement of the Seller or any law, statute, rule, or regulation to which the Seller or the Selling Member is subject; or (d) result in a violation of any order, judgment, or decree to which the Seller or the Selling Member is subject; or (e) require any authorization, consent, approval, exemption, or other action by or notice to any court or administrative or governmental body.

Section 8.04 Financial Information. The collected financial information of the Seller, in the form attached to this Agreement as Schedule 8.04 (the "[Financials"), fairly presents the financial position of the Seller as of the date provided. Except as contemplated by or permitted under this Agreement, there are no adjustments to the Financials that would, individually or in the aggregate, have a Material Adverse Effect on the Seller's financial condition or results of operations as reported in the Financials.

Section 8.05 Brokers and Finders. Neither the Seller nor the Selling Member has employed any broker or finder in connection with the transactions contemplated by this Agreement, or taken action that would give rise to a valid claim against any party for a brokerage commission, finder's fee, or other like payment.

Section 8.06 Transfer Not Subject to Encumbrances or Third-Party Approval. The execution and delivery of this Agreement and the Related Agreements by the Seller and the Selling Member, and the consummation of the contemplated transactions, will not result in the creation or imposition of any valid lien, charge, or encumbrance on any of the Assets, and will not require the authorization, consent, or approval of any third party, including any governmental subdivision or regulatory agency.

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Section 8.07 Contracts. Schedule 8.07 contains a complete and accurate list of each contract, agreement, instrument, lease, and commitment (including license agreements) to which the Seller is a party (the "Contracts"). The Seller has delivered a copy of each Contract to the Buyer. Except as otherwise set forth on Schedule 8.07:

(a)

The Seller is not in default under any Contract, nor, to the Seller's and the Selling Member's best knowledge, does there exist any event that, with notice or the passage of time or both, would constitute a default or event of default by the Seller under any Contract.

(b)

No power of attorney or similar authorization given by the Seller is currently in effect or outstanding. No Contract limits the freedom of the Seller to compete in any line of business or with any person.

(c)

Each of the Contracts is valid, binding, and enforceable by the Seller in accordance with its terms and is in full force and effect. There is no pending or threatened proceeding that would interfere with the quiet enjoyment of any leasehold of which the Seller is the lessee or sublessee. All other parties to the Contracts have consented or, before the Closing, will have consented (when such consent is necessary) to the consummation of the transaction contemplated by this Agreement without requiring modification of the Seller's rights or obligations under any Contract.

(d)

The Seller is not aware of any default by any other party to any Contract or of any event that (whether with or without notice, lapse of time, or both) would constitute a default by any other party with respect to obligations of that party under any Contract, and, to the knowledge of the Seller and the Selling Member, there are no facts that exist indicating that any of the Contracts may be totally or partially terminated or suspended by the other parties.

(e)

To the Seller's knowledge, no Contract will result in any loss to the Seller on the performance thereof (including any liability for penalties or damages, whether liquidated, direct, indirect, incidental, or consequential).

Section 8.08 Compliance with Codes and Regulations. The Seller and the Selling Member have no knowledge, after reasonable investigation, that leasehold improvements violate any provisions of any applicable building codes, fire regulations, building restrictions, or other ordinances, orders, or regulations.

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Section 8.09 Litigation. Except as set forth on Schedule 8.09, no action, suit, proceeding, order, investigation, or claim is pending or, to the best of the Seller's and the Selling Member's knowledge, threatened against the Seller or its property, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality; the Seller is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Seller's and the Selling Member's knowledge, any governmental investigations or inquiries; and, to the best knowledge of the Seller and the Selling Member, no basis exists for any of the foregoing.

Section 8.10 Compliance with Laws. To the best of the Seller's and the Selling Member's knowledge, (a) the Seller has at all relevant times conducted its business in compliance with its articles of organization and operating agreement, and is in compliance with the laws of the State of Oregon, and local ordinances and zoning laws; and (b) the Seller is not in violation of the laws of the State of Oregon or local ordinances and zoning laws, other than violations that singly or in the aggregate do not and, with the passage of time, will not have a Material Adverse Effect. The Seller is not subject to any outstanding order, writ, injunction, decree, or judgment and the Seller has not been charged with, or threatened with a charge of, a violation of any provision of federal, state, or local law or regulation.

Section 8.11 Employment Matters.

(a)	Labor Matters.

(i)	The Seller is not a party or otherwise subject to any collective bargaining or other agreement governing the wages, hours, or terms of employment of its employees.

(ii)

There is no (a) unfair labor practice complaint against the Seller pending before the National Labor Relations Board or any other governmental authority; (b) labor strike, slowdown, or work stoppage actually occurring or, to the best knowledge of the Seller and the Selling Member, threatened against the Seller; (c) representation petition regarding the Seller's employees pending before the National Labor Relations Board; or (iv) grievance or any arbitration proceeding pending arising out of or under collective bargaining agreements applicable to the Seller.

(iii)	The Seller has not experienced any primary work stoppage or other organized work stoppage involving its employees in the past two years.

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(b)

Employment Claims. Except as disclosed on Schedule 8.11(b), no claim is pending or, to the Seller's knowledge, threatened by or on behalf of any of its employees under any federal, state, or local labor or employment laws or regulations.

(c)

Employee Benefits. Schedule 8.11(c) lists all pension, retirement, profit-sharing, deferred compensation, bonus, commission, incentive, life insurance, health and disability insurance, hospitalization, and all other employee benefit plans or arrangements (including, without limitation, any contracts or agreements with trustees, insurance companies, or others relating to any such employee benefit plans or arrangements) established or maintained by the Seller (the "Plans"), and complete and accurate copies of all of the Plans have been provided to the Buyer. None of the Plans is a defined benefit pension plan under Title IV of the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

(d)

Employment Agreements. Except as disclosed on Schedule 8.11(d), each of the Seller's employees is an "at-will" employee and no written employment, commission, or compensation agreement of any kind exists between the Seller and any of its employees. Schedule 8.11(d) lists all of the Seller's employment or supervisory manuals, employment or supervisory policies, and written information generally provided to employees (such as applications or notices), and true and complete copies of those manuals, policies, and written information have been provided to the Buyer. The Seller does not have any agreements or understandings with its employees except as reflected in the items listed on Schedules 8.11(c) and 8.11(d).

(e)

Compensation. Schedule 8.11(e) contains a complete and accurate list of all officers, employees, and consultants of the Seller, specifying their names and job designations, the total amount paid or payable as compensation to each of them, and the basis of such compensation, whether fixed or commission or a combination thereof, and benefits accrued by them through the date of this Agreement.

(f)	Severance. Except as set forth on Schedule 8.11(f), the Seller has no severance pay plan, policy, practice, or agreement with any of its employees.

Section 8.12 Tangible Assets.

(a)	Real Property. Schedule 8.12(a) contains a complete and accurate list of all real property owned or leased by the Seller (the "Real Property").

(b)

Personal Property. Schedule 8.12(b) contains a complete and accurate list of all the tangible personal property owned by the Seller (the "Tangible Personal Property"). The Assets include all the assets, properties, and rights owned or used by the Seller in its business.

(c)	Real Property Improvements. All the Improvements to the Real Property are included in the Assets.

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Section 8.13 Intellectual Property. Schedule 8.13 contains a complete and accurate list of the Seller's patents, trademarks, trade names, copyrights, technology, domain names, know-how, processes, related applications, and other intellectual property used in the Business (the "Intellectual Property"). The Seller owns all its Intellectual Property free and clear of all liens, claims, and encumbrances. To the Seller's knowledge, the Seller's use of its Intellectual Property does not create any conflict with or infringe on any rights of any other person and no claims of conflict or infringement have been asserted against the Seller. Schedule 8.13 also describes all agreements, licenses, permits, and other instruments under which the Seller has acquired or been granted or sold or granted a right to use any Intellectual Property, together with a brief description of such Intellectual Property.

Section 8.14 Leases. The Seller is a party to only the real property leases described on Schedule 8.07.

Section 8.15 Title to and Condition of Assets.

(a)

The Seller owns (and at Closing the Buyer will acquire) all the Assets free and clear of all mortgages, pledges, security interests, options, claims, charges, or other encumbrances or restrictions of any kind, except for (a) liens disclosed on Schedule 8.15(a) and (b) liens for taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Current Balance Sheet).

(b)	The Seller has (and at Closing the Buyer will acquire) good and marketable title to the Assets.

(c)

All Tangible Personal Property has been maintained and operated in accordance with manufacturers' specifications and prudent industry practices, is in a good state of maintenance and repair, ordinary wear and tear excepted, and is adequate for the conduct of the Seller's business.

(d)

There are no defects or liabilities affecting any of the Tangible Personal Property that might detract from the value of the property or assets, interfere with any present or intended use of any of the property or assets, or affect the marketability of the property or assets, in each case, other than those that will not have a Material Adverse Effect.

(e)

The plants, buildings, and structures included in the Real Property currently have access to (a) public roads or valid easements over private streets or private property for ingress to and egress from the Real Property; and (b) water supply, storm and sanitary sewer facilities, telephone, gas and electrical connections, fire protection, drainage, and other public utilities, in each case as is necessary for the conduct of the Business.

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(f)	None of the material structures on the Real Property encroaches on real property of another person, and no structure of any other person substantially encroaches on any of the Real Property.

(g)

To the best of Seller's knowledge, neither the current operations on the Real Property nor any improvements on the Real Property violate any applicable building code, zoning requirement, or other statute or ordinance, and the Seller has not received any notice of any pending or contemplated special assessments against the Real Property.

(h)

There are no material structural defects in any structure on the Real Property; all electrical wiring, heating, cooling, and plumbing systems are in good working order; all utility connections enter the Real Property through either adjoining public streets or private easements that will inure to the benefit of the Buyer; and no structures are located on utility lines or encroach on utility rights-of-way.

(i)

The Assets are provided without any warranty, whether express or implied. This applies in part but not exclusively to a warranty of marketability and suitability for a particular purpose as well as a warranty of non-violation of applicable law. Assets are taken AS-IS, WHERE-IS, with all faults and defects.

Section 8.16 Undisclosed Liabilities. The Seller does not have any liability or obligation (whether absolute, accrued, contingent, or other, and whether due or to become due) that is not accrued, reserved against, or disclosed in the Current Balance Sheet, other than liabilities incurred in the ordinary course of business consistent with past practice since the date of the Current Balance Sheet or that individually or in the aggregate will not have a Material Adverse Effect.

Section 8.17 Absence of Certain Changes or Events. Since the date of the Current Balance Sheet, there has not been:

(a)	Any Material Adverse Change or any event, occurrence, development, or state of circumstances or facts that could reasonably be expected to result in a Material Adverse Change;

(b)	Any damage, destruction, or casualty loss, whether insured against or not, to any of the Assets;

(c)

Any entry into any agreement, commitment, or transaction (including, without limitation, any borrowing, capital expenditure, or capital financing or any amendment, modification, or termination of any existing agreement, commitment, or transaction) by the Seller, except agreements, commitments, or transactions in the ordinary course of business and consistent with past practices or as expressly contemplated in this Agreement;

(d)	Any conduct of business that is outside the ordinary course of business or not substantially in the manner that the Seller previously conducted its business;

(e)	Any purchase or other acquisition of property or any sale, lease, or other disposition of property, or any expenditure, except in the ordinary course of business;

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(f)

Any incurrence of any noncontract liability known to the Seller that, either singly or in the aggregate, is material to the Business, results of operations, financial condition, or prospects of the Seller;

(g)	Any encumbrance or consent to encumbrance of any property or assets except in the ordinary course of business; or

(h)

Any change in the assets, liabilities, licenses, permits, or franchises of the Seller, or in any agreement to which the Seller is a party or is bound, that has had or reasonably could be expected to have a Material Adverse Effect.

Section 8.18 Environmental Conditions.

(a)	Definitions. As used in this Agreement,

(i)

"Environmental Law" means any federal, state, or local statute, ordinance, or regulation pertaining to the protection of the environment and any applicable orders, judgments, decrees, permits, licenses, or other authorizations or mandates under such statutes, ordinances, or regulations; and

(ii)	"Hazardous Substance" means any hazardous, toxic, radioactive, or infectious substance, material, or waste as defined, listed, or regulated under any Environmental Law.

(b)

Compliance. Except as disclosed on Schedule 8.18, the Seller, the Seller's business, and the Assets are in compliance with all Environmental Laws and the Seller has all permits required under Environmental Laws in connection with the construction, ownership, or operation of the Assets and the Seller's business. The Seller is not aware of and has not received notice of any past, present, or anticipated future events, conditions, activities, investigation, studies, plans, or proposals that (a) would interfere with or prevent compliance by the Seller, the Seller's business, or the Assets with any Environmental Law or (b) may give rise to any common-law or other liability, or otherwise form the basis of a claim, action, suit, proceeding, hearing, or investigation, involving the Seller, the Seller's business, or the Assets and related in any way to Hazardous Substances or Environmental Laws.

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(c)	Hazardous Substances. Except as disclosed on Schedule 9.17:

(i)

No Hazardous Substance has been disposed of, spilled, leaked, or otherwise released on, in, under, or from, or otherwise come to be located in the soil or water (including surface water and groundwater) on or under, the Real Property or any other real property owned, leased, or occupied by the Seller in connection with the Seller's business now or in the past;

(ii)

None of the Assets have incorporated into them any asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls (in electrical equipment or otherwise), lead-based paint, or any other Hazardous Substance that is prohibited, restricted, or regulated when present in buildings, structures, fixtures, or equipment;

(iii)	All wastes generated in connection with the Seller's business are and have been transported to and disposed of at an authorized waste disposal facility in compliance with all Environmental Laws; and

(iv)

The Seller is not liable under any Environmental Law for investigation, remedial, removal, or other response costs, natural resources damages, or other claims (including administrative orders) arising out of the release or threatened release of any Hazardous Substance at the Real Property or any other facility, and no basis exists for any such liability.

(v)

Underground Storage Tanks. Except as disclosed on Schedule 8.18, there are no underground storage tanks on the Real Property (whether or not regulated and whether or not out of service, closed, or decommissioned).

(d)

Environmental Records. Except as disclosed on Schedule 8.18, the Seller has disclosed and made available to the Buyer true, complete, and correct copies or results of any reports, studies, analyses, tests, monitoring, correspondence with governmental agencies, or other documents in the possession of or initiated by the Seller or otherwise known to the Seller and pertaining to the existence of Hazardous Substances, to compliance with Environmental Laws, or to any other environmental concern relating to the Assets or the Seller's business.

Section 8.19 Receivables. Each of the Seller's receivables (including accounts receivable, loans receivable, and advances) that is reflected in the Current Balance Sheet, and each of the receivables that has arisen since that date, has arisen only from bona fide transactions in the ordinary course of the Seller's business and will be fully collected when due, without resort to litigation and without offset or counterclaim.

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Section 8.20 Inventories. The Seller's inventories, whether finished goods, work in process, or raw materials, shown on the Current Balance Sheet or thereafter acquired are all items of a quality usable or saleable in the ordinary and usual course of the Seller's business, except for inventory items that are obsolete or not usable or saleable in the ordinary course of business and that have been written down to an amount not in excess of realizable market value or for which adequate reserves or allowances have been provided. The values at which inventories are carried reflect an inventory valuation policy consistent with the Seller's past practice and in accordance with generally accepted accounting principles consistently applied.

Section 8.21 Bank Accounts. All bank accounts of the Seller are covered in their entirety by FDIC insurance.

Section 8.22 Investment.

(a)	The Selling Member understands that the Shares are a speculative investment and involves a risk of loss of the Seller's investment.

(b)	The Selling Member understands that the Seller may be unable to liquidate its investment in the Shares.

(c)	The Selling Member has the knowledge and experience in financial and business matters necessary to make the Seller capable of evaluating the merits and risks of an investment in the Shares.

(d)

The Selling Member has had the opportunity to ask questions and receive answers concerning the Buyer and the terms and conditions of the issuance of the Shares, and to obtain any additional information deemed necessary by the Selling Member to evaluate the merits and risks of an investment in the Shares. The Selling Member has obtained all the information it desires in connection with the Shares.

(e)	The Selling Member is acquiring the Shares solely for the Selling Members own account, for investment, and not with a view to or for resale in connection with any distribution of the Shares.

(f)	The Selling Member has no oral or written agreement or plan to sell, assign, or otherwise negotiate the Shares.

(g)	The Selling Member understands that the Seller must bear the economic risk of owning the Shares for an indefinite period of time.

Section 8.23 Accuracy of Representations and Warranties. None of the representations or warranties of the Seller or the Selling Member contain or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make statements in this Agreement not misleading.

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Article IX. REPRESENTATIONS OF BUYER

The Buyer represents and warrants to the Seller and the Selling Member as follows:

Section 9.01 Company Existence. The Buyer is a limited liability company duly organized and legally existing under the laws of the state of Oregon. The Buyer has all requisite corporate or individual power and authority to enter into this Agreement and the Related Agreements and to perform its obligations under them.

Section 9.02 Authorization. The execution, delivery, and performance of this Agreement and the related agreements have been duly authorized and approved by the board of directors and members of the Buyer. This Agreement and the Related Agreements constitute valid and binding agreements of the Buyer, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency, or similar laws affecting the enforcement of creditors' rights or by the application of general principles of equity.

Section 9.03 Brokers and Finders. The Buyer has not employed any broker or finder in connection with the transactions contemplated by this Agreement and has taken no action that would give rise to a valid claim against any party for a brokerage commission, finder's fee, or other like payment.

Section 9.04 No Conflict with Other Instruments or Agreements. The execution, delivery, and performance by the Buyer of this Agreement and the Related Agreements will not result in a breach or violation of, or constitute a default under, the Buyer's Articles of Organization or Bylaws or any material agreement to which the Buyer is a party or by which the Buyer is bound.

Section 9.05 Governmental Authorities. Except as set forth on Schedule 9.05, (a) the Buyer is not required to submit any notice, report, or other filing with any governmental or regulatory authority in connection with the Buyer's execution and delivery of this Agreement and the Related Agreements and the consummation of the purchase and (b) the Buyer is not required to obtain any consent, approval, or authorization of any governmental or regulatory authority in connection with the Buyer's execution, delivery, and performance of this Agreement and the Related Agreements and the consummation of the purchase of the Assets.

Section 9.06 Accuracy of Representations and Warranties. None of the representations or warranties of the Buyer contain or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make the statements contained herein not misleading.

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Article X. COVENANTS OF SELLER AND SELLING MEMBER

Section 10.01 Seller's Operation of Business Before Closing. The Seller and the Selling Member agree that between the date of this Agreement and the Closing, the Seller will:

(a)

Continue to operate the business that is the subject of this Agreement in the usual and ordinary course and in substantial conformity with all applicable laws, ordinances, regulations, rules, or orders, and will use its best efforts to preserve its business organization and to preserve the continued operation of its business with its customers, suppliers, and others having business relations with the Seller;

(b)

Not assign, sell, lease, or otherwise transfer or dispose of any of the Assets used in the performance of its business, whether now owned or hereafter acquired, except in the normal and ordinary course of business and in connection with its normal operation;

(c)	Maintain all the Assets other than inventory in their present condition, reasonable wear and tear and ordinary usage excepted, and maintain the inventory at levels normally maintained; and

(d)

Notify the Buyer promptly in the event of any material change in the Assets or the Seller's business before Closing or any material adverse change in the financial condition of the Seller or of any breach of a representation or warranty provided in this Agreement.

Section 10.02 Access to Premises and Information. At reasonable times before the Closing, the Seller will provide the Buyer and its representatives with reasonable access during business hours to the assets, titles, contracts, and records of the Seller and will furnish such additional information concerning the Seller's business as the Buyer from time to time may reasonably request.

Section 10.03 Employee Matters.

(a)

Before the Closing, the Seller will deliver to the Buyer a list of the names of all persons on the Seller's payroll, together with a statement of amounts paid to each during the Seller's most recent fiscal year and amounts paid for services from the beginning of the current fiscal year to the Closing. Before the Closing, the Seller will also provide the Buyer with a schedule of all employee bonus arrangements and a schedule of other material compensation or personnel benefits or policies in effect.

(b)

Before the Closing, the Seller will not, without the Buyer's prior written consent, enter into any material agreement with its employees, increase the rate of compensation or bonus payable to or to become payable to any employee, or effect any changes in the management, personnel policies, or employee benefits, except in accordance with existing employment practices.

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(c)

The Seller will undertake all action necessary or appropriate to permit the Buyer, if the Buyer so desires, to take over the Seller's pension and profit-sharing plan as a successor employer, and will cooperate with the Buyer with respect to this undertaking.

(d)

As of the Closing, the Seller will terminate all of its employees who do not have employment agreements that are transferable to the Buyer and will pay each employee all wages, commissions, and accrued vacation pay earned up to the time of termination, including overtime pay.

Section 10.04 Change of Name. At the Closing, the Seller and Selling Member will take all action necessary or appropriate to permit the Buyer to legally commence using the Seller's name as of the day after Closing, including but not limited to the dissolution of Seller with the Oregon Secretary of State.

Section 10.05 Conditions and Best Efforts. The Seller and the Selling Member will use their best efforts to effectuate the transactions contemplated by this Agreement and the Related Agreements and to fulfill all the conditions of their obligations under this Agreement and the Related Agreements, and will do all acts and things as may be required to carry out their respective obligations under this Agreement and the Related Agreements.

Section 10.06 No Negotiations with Others. Except as otherwise permitted by this Agreement, or with the Buyer's prior written consent, the Seller and the Selling Member will refrain, and will cause the Seller's officers, directors, and employees and any investment banker, lawyer, accountant, or other agent retained by the Seller or the Selling Member to refrain, from initiating or soliciting any inquiries or making any proposals with respect to, or engaging in negotiations concerning, or providing any confidential information or data to, or having any discussions with any person relating to, any acquisition, business combination or purchase of all or any significant portion of the assets of, or any equity interest in, the Seller. The Seller and the Selling Member will immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any parties conducted heretofore with respect to any of the foregoing.

Section 10.07 Press Releases. No notice to customers, press release, or other public announcement concerning the transactions contemplated by this Agreement will be made by the Seller [or the Selling Member] without the Buyer's prior written consent, which consent will not be unreasonably withheld; but, however, nothing in this section will prevent a party from supplying such information or making statements as required by governmental authority or as necessary for a party to satisfy its legal obligations (prompt notice of which must in any such case be given to the other party or parties).

Section 10.08 Bank Accounts. At all times before the Closing, all bank accounts of the Seller will be covered in their entirety by FDIC insurance.

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Article XI. COVENANTS OF BUYER

Section 11.01 Conditions and Best Efforts. The Buyer will use its best efforts to effectuate the transactions contemplated by this Agreement and the Related Agreements and to fulfill all the conditions of the Buyer's obligations under this Agreement and the Related Agreements, and will do all acts and things as may be required to carry out the Buyer's obligations and to consummate this Agreement and the Related Agreements.

Section 11.02 Confidential Information. If for any reason the sale of Assets contemplated by this Agreement is not consummated, the Buyer will promptly return to the Seller and will not disclose to third parties any confidential information received from the Seller or the Selling Member in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement.

Section 11.03 Press Releases. The buyer will not make or provide any notice to customers, press release, or other public announcement concerning the transactions contemplated by this Agreement without the prior written consent of the Seller [and the Selling Member], which consent will not be unreasonably withheld; but, however, nothing in this section will prevent a party from supplying such information or making statements as required by governmental authority or as necessary for a party to satisfy its legal obligations (prompt notice of which must in any such case be given to the other party or parties).

Article XII. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

The obligation of the Buyer to purchase the Assets is subject to the fulfillment, before or at the Closing, of each of the following conditions, any one or portion of which may be waived in writing by the Buyer:

Section 12.01 Representations, Warranties, and Covenants of Seller and Selling Member. All representations and warranties made in this Agreement by the Seller and the Selling Member will be true in all material respects through the Closing and neither the Seller nor the Selling Member will have violated or will have failed to perform in accordance with any covenant contained in this Agreement or the Related Agreements.

Section 12.02 Licenses and Permits. The Buyer will have obtained all licenses and permits from public authorities necessary to authorize the ownership and operation of a business using the Assets.

Section 12.03 Consents. The Seller will have obtained the third-party consents required under the terms of the Contracts to be assigned by it under this Agreement, and such consents will not have required any change to the terms and conditions of the Contracts other than changes consented to in writing by the Buyer.

Section 12.04 Opinion of Counsel for Seller. The Buyer will have received an opinion of [name of seller's counsel], in form and content reasonably acceptable to the Buyer and its legal counsel, to the effect that the Seller's organization and legal existence are as stated in this Agreement, that the execution, delivery, and performance of this Agreement and the Related Agreements to which the Seller or the Selling Member is a party have been duly authorized and are enforceable against the Seller and the Selling Member in accordance with their terms, and that, except as specified in the opinion, such counsel does not know of any litigation, claim, proceeding, or governmental investigation pending or threatened against the Company.

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Section 12.05 No Suits or Actions. At the time of the closing, no action, suit, or proceeding before any court or any governmental or regulatory authority will have been commenced and be continuing, and no investigation by any governmental or regulatory authority will have been commenced and be continuing, and no action, investigation, suit, or proceeding will be threatened, against the Seller or the Buyer or any of their affiliates, associates, officers, or directors, seeking to restrain or prevent or questioning the validity of the transactions contemplated by this Agreement or the Related Agreements.

Section 12.06 Material Adverse Change. From the date of this Agreement to the Closing, the Seller will not have suffered any Material Adverse Change (whether or not such change is referred to or described in any supplement to any Schedule to this Agreement) in its business prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent, or otherwise), or operations.

Section 12.07 Corporate Action. The Seller will have furnished to the Buyer a copy, certified by the Seller's secretary or assistant secretary, of the resolutions of the Seller authorizing the execution, delivery, and performance of this Agreement and the Related Agreements.

Article XIII. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AND SELLING MEMBER

The obligations of the Seller and the Selling Member to consummate the transactions contemplated by this Agreement and the Related Agreements are subject to the fulfillment, before or at the Closing, of each of the following conditions, any one or a portion of which may be waived in writing by the Seller:

Section 13.01 Representation, Warranties, and Covenants of Buyer. All representations and warranties made in this Agreement by the Buyer will be true in all material respects through the Closing, and the Buyer will have neither violated nor failed to perform in accordance with any covenant contained in this Agreement or the Related Agreements.

Section 13.02 No Proceeding or Litigation. At the time of the Closing, no action, suit, or proceeding before any court or any governmental or regulatory authority will have been commenced and be continuing, and no investigation by any governmental or regulatory authority will have been commenced and be continuing, and no action, investigation, suit, or proceeding will be threatened, against the Seller or the Buyer or any of their affiliates, associates, officers, or directors, seeking to restrain or prevent questioning the validity of the transactions contemplated by this Agreement or the Related Agreements.

Section 13.03 Corporate Action. The Buyer will have furnished to the Seller a copy, certified by the Buyer's secretary or assistant secretary, of the resolutions of the Buyer authorizing the execution, delivery, and performance of this Agreement and the Related Agreements.

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Article XIV. RISK OF LOSS

The risk of loss, damage, or destruction to any of the Assets will be borne by the Seller before the Closing. In the event of such loss, damage, or destruction, the Seller, to the extent reasonable, will replace the lost property or will repair or cause to repair the damaged property to its condition before the damage. If replacement, repairs, or restorations are not completed before the Closing, then the purchase price will be adjusted by an amount agreed on by the Buyer and the Seller that will be required to complete the replacement, repair, or restoration after the Closing. If the Buyer and the Seller are unable to agree, then the Buyer, at its sole option and notwithstanding any other provision of this Agreement, and on notice to the Seller, may rescind this Agreement and declare it to be of no further force and effect, in which event there will be no closing of this Agreement and all the terms and provisions of this Agreement will be deemed null and void. If, before the Closing, any Real Property that is the subject of the leases mentioned in Section 7 is damaged or destroyed, then the Buyer may rescind this Agreement in the manner provided above unless arrangements for repair satisfactory to all parties involved are made before the Closing.

Article XV. INDEMNIFICATION AND SURVIVAL

Section 15.01 Survival of Representations and Warranties. All representations and warranties made in this Agreement will survive the Closing of this Agreement. The representations and warranties in this Agreement will terminate 10 years after the Closing Date, and such representations or warranties will thereafter be without force or effect, except for any claim with respect to which notice has been given to the potentially indemnifying party before such expiration date.

Section 15.02 Seller's and Selling Member's Indemnification.

(a) The Seller and the Selling Member agree to indemnify, defend, and hold the Buyer, its successors, and assigns harmless from and against any and all claims, liabilities, obligations, costs, expenses, and reasonable attorney fees (collectively, "Damages") arising out of or related to:

(i)	Any breach or inaccuracy of any representation or warranty of the Seller or the Selling Member made in this Agreement or any Related Agreement;

(ii)	Any failure by the Seller or the Selling Member to perform any covenant required to be performed by it pursuant to this Agreement or any Related Agreement; and

(iii)

Any liability or obligation of the Seller arising out of or in connection with the ownership, use, condition, maintenance, or operation of the Seller's business or the Assets by the Seller or its members on or before the Closing, in either case not expressly assumed by the Buyer in accordance with the terms of this Agreement.

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(b)

If any claim is asserted against the Buyer that would give rise to a claim by the Buyer against the Seller or the Selling Member for indemnification under Section 15.02, then the Buyer will promptly give written notice to the Seller concerning such claim and the Seller and the Selling Member will, at no expense to the Buyer, defend the claim.

Section 15.03 Buyer's Indemnification. The Buyer agrees to defend, indemnify, and hold harmless the Seller and the Selling Member from and against all Damages arising out of or related to:

(a)	Any breach or inaccuracy of any representation or warranty of the Buyer made in this Agreement or any Related Document;

(b)	Any failure by the Buyer to perform any covenant required to be performed by it pursuant to this Agreement or any Related Document; and

(c)	Any liability or obligation of the Seller to any third party expressly assumed by the Buyer in accordance with the terms of this Agreement.

Section 15.04 Indemnification Procedure.

(a)	Third-Party Claims.

(i)

Each indemnified party will, with reasonable promptness after obtaining knowledge thereof, provide the indemnifying party with written notice of all third-party actions, suits, proceedings, claims, demands, or assessments that may be subject to the indemnification provisions of this Section 15.04 (collectively, "Third-Party Claims"), including, in reasonable detail, the basis for the claim, the nature of Damages, and a good-faith estimate of the amount of Damages.

(ii)

The indemnifying party will have 15 days after its receipt of the claim notice to notify the indemnified party in writing whether the indemnifying party agrees that the claim is subject to Section 15.04 and, if so, whether the indemnifying party elects to undertake, conduct, and control, through counsel of its choosing [(subject to the consent of the indemnified party, such consent not to be withheld unreasonably)], and at its sole risk and expense, the good-faith settlement or defense of the Third-Party Claim.

(iii)

If within 15 days after its receipt of the claim notice, the indemnifying party notifies the indemnified party that it elects to undertake the good-faith settlement or defense of the Third-Party Claim, the indemnified party will reasonably cooperate with the indemnifying party in connection therewith, including, without limitation, by making available to the indemnifying party all relevant information material to the defense of the Third-Party Claim. The indemnified party will be entitled to participate in the settlement or defense of the Third-Party Claim, at its own expense, through counsel chosen by the indemnified party. The indemnified party will have the right to review any proposed settlement that would impose an obligation or duty on the indemnified party, and, if the indemnified party objects to such a settlement, the settlement may not be undertaken. As long as the indemnifying party is contesting the Third-Party Claim in good faith and with reasonable diligence, the indemnified party will not pay or settle the Third-Party Claim. Notwithstanding the foregoing, the indemnified party will have the right to pay or settle any Third-Party Claim at any time as long as the indemnified party waives any right to indemnification for such claim from the indemnifying party.

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(iv)

If the indemnifying party fails to provide notice that it elects to undertake the good-faith settlement or defense of the Third-Party Claim, or if the indemnifying party fails to contest the Third-Party Claim or to undertake or approve settlement in good faith and with reasonable diligence, the indemnified party will thereafter have the right to contest, settle, or compromise the Third-Party Claim at its exclusive discretion, at the risk and expense of the indemnifying party, and the indemnifying party will thereby waive any claim, defense, or argument that the indemnified party's defense or settlement of such Third-Party Claim is in any respect inadequate or unreasonable.

(v)

A party's failure to give timely notice will not constitute a defense (in part or in whole) to any claim for indemnification by such party, except if, and only to the extent that, such failure results in any material prejudice to the indemnifying party.

(b)	Claims Other than Third-Party Claims.

(i)

Each indemnified party will, with reasonable promptness, deliver to the indemnifying party written notice of all claims for indemnification under Section 15.04, other than Third-Party Claims, including, in reasonable detail, the basis for the claim, the nature of the Damages, and a good-faith estimate of the amount of the Damages.

(ii)

The indemnifying party will have 30 days after its receipt of the claim notice to notify the indemnified party in writing regarding whether the indemnifying party accepts or disputes liability for all or any part of the Damages described in the claim notice. If the indemnifying party does not so notify the indemnified party, the indemnifying party will be deemed to accept liability for all the Damages described in the claim notice.

(iii)

A party's failure to give timely notice will not constitute a defense (in part or in whole) to any claim for indemnification by such party, except if, and only to the extent that, such failure results in any material prejudice to the indemnifying party.

Section 15.05 In the event of any Damages for which the Buyer has a right to indemnity under this Agreement, the Buyer will be entitled to offset the amount of such Damages against any unpaid amount of the Purchase Price remaining payable. On giving notice of a claim for indemnity pursuant to Section 15.04, the Buyer will have the right to withhold payment of that portion of the Purchase Price that equals the amount of the estimated Damages, and such withholding will not constitute a default under this Agreement or any Related Document. The right to indemnification for the Buyer will not be limited to the amount of setoff under this section.

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Article XVI. CLOSING

Section 16.01 Time and Place. This Agreement will be closed at the offices of Signal Bay, Inc., at 62930 O.B. Riley Rd, Bend, OR on May 23, 2016, or at such other time as the parties may agree in writing (the "Closing").

Section 16.02 Obligations of Seller and Selling Member at Closing. At the Closing, the Seller and the Selling Member will deliver to the Buyer the following:

(a)

Bills of sale, assignments, properly endorsed certificates of title, and other instruments of transfer, in form and substance reasonably satisfactory to counsel for the Buyer, necessary to transfer and convey all of the Assets to the Buyer;

(b)	All agreements, notes, and other paperwork listed in Articles V and VII;

(c)	A cashier's check, certified check, or wire transfer of immediately available funds for prorated items owing to the Buyer, if any;

(d)	Possession of the business facilities to be conveyed pursuant to this Agreement; and

(e)	Such other certificates and documents as may be called for by the provisions of this Agreement.

Section 16.03 Buyer's Obligations at Closing. At the Closing, the Buyer will deliver to the Seller the following:

(a)	The Shares described in Section 5.01;

(b)	The Note described in Section 5.02;

(c)	A cashier's check, certified check, or wire transfer in the amount specified in Section 5.03;

(d)	A cashier's check or a certified check for prorated items owed to the Seller, if any;

(e)	All agreements, notes, and other paperwork listed in Articles V and VII;

(f)	Such other certificates and documents as may be called for by the provisions of this Agreement.

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Article XVII. RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING

Section 17.01 Books and Records. Possession and custody of the books and records, except for the Seller's general ledger, may be retained by the Buyer at the place of business that the Buyer is acquiring from the Seller under this Agreement for a period of five years. During this period, the Seller or its agents will have access to such books and records and may make copies of them. The Buyer will exercise reasonable care in the safekeeping of such records and will retain all such records for a period of at least five years. The Seller will retain its general ledger but will make it available for inspection by the Buyer from time to time on reasonable request.

Section 17.02 Seller's Right to Pay. If the Buyer fails to make any payment of taxes, assessments, insurance premiums, or other charges that the Buyer is required to pay to third parties under this Agreement, the Seller has the right, but not the obligation, to pay the same. The Buyer will reimburse the Seller for any such payment immediately on the Seller's demand, together with interest at the same rate provided in the Note from the date of the Seller's payment until the Buyer reimburses the Seller. Any such payment by the Seller will not constitute a waiver by the Seller of any remedy available by reason of the Buyer's default for failure to make the payments.

Article XVIII. DEFAULT

Section 18.01 Remedies on Default. If the Buyer fails to perform any of the terms, covenants, conditions, or obligations of this Agreement or the Note, time of payment and performance being of the essence, then the Seller, subject to the requirements of the notice provided in Section 20.2, may have any or all of the following remedies:

(a)	The right to declare the full unpaid balance of the Note immediately due and payable;

(b)	The right to exercise each and all of the remedies granted to the Seller by the Oregon Uniform Commercial Code;

(c)	The right to declare null and void the Noncompetition Agreement attached hereto as Exhibit D;

(d)	The right to retake possession of the Assets and resume the Seller's course of business;

(e)

The right to have a receiver appointed to take possession, manage, and control the Collateral and collect the profits and pay the net income from the operation of the business as ordered by a court of competent jurisdiction. The right to appoint a receiver will be available without regard to the adequacy of the security for the balance due the Seller or the solvency of the Buyer, or the absence of waste or danger of loss or destruction of the Collateral and without the necessity of notice to the Buyer, it being understood that the careful and prudent management, care, and control of the Collateral is an essential form of the Seller's security for the faithful performance of the Buyer's obligations under this Agreement; and

(f)	The right to exercise any other remedy available to the Seller.

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Section 18.02 Notice of Default. The Buyer will not be deemed in default for failure to perform the terms, covenants, and conditions of this Agreement, other than failure to make payments on the Note, until notice of the default has been given to the Buyer and the Buyer has failed to remedy the default within 20 days after the notice. If the Buyer fails to make any payment within 20 days after its due date under the Note, the Buyer will be deemed in default and the Seller will not be obligated to give any notice to the Buyer of a declaration of default.

Section 18.03 Cross-Default Provision. A default in this Agreement, including a default in payment of the Note, will constitute a default in the Related Agreements described in Sections 5 and 7, and a default in any one or more of the Related Agreements described in Sections 5 and 7 will constitute a default in this Agreement.

Article XIX. TERMINATION OF AGREEMENT

Section 19.01 Right of Parties to Terminate.

(a)	This Agreement may be terminated by the Buyer if:

(i)

Any of the licenses, permits, or consents described in Sections 13.2 and 13.3 have been denied, not permitted to go into effect, or obtained on terms not reasonably satisfactory to the Buyer and all reasonable final appeals have been exhausted; or

(ii)	The Seller breaches any of its obligations under this Agreement in any material respect.

(b)	This Agreement may be terminated by the Seller if:

(i)	Any of the consents described in Section 13.3 have not been obtained on terms satisfactory to the Seller; or

(ii)	The Buyer breaches any of its obligations under this Agreement in any material respect.

Section 19.02 Effect of Termination. If either the Buyer or the Seller decides to terminate this Agreement pursuant to Section 19.01, such party will promptly give written notice to the other party to this Agreement of such decision. In the event of a termination of this Agreement, the parties to this Agreement will be released from all liabilities and obligations arising under this Agreement with respect to the matters contemplated by this Agreement, other than for damages arising from a breach of this Agreement.

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Article XX. MISCELLANEOUS PROVISIONS

Section 20.01 Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes any and all prior understandings, agreements, negotiations and discussions, both written and oral, between the parties hereto with respect to the subject matter hereof.

Section 20.02 Waiver.Any provision or condition of this Agreement may be waived at any time, in writing, by the party entitled to the benefit of such provision or condition. Waiver of any breach of any provision will not be a waiver of any succeeding breach of the provision or a waiver of the provision itself or any other provision.

Section 20.03 Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with, and shall be governed by, the laws of the State of Oregon without reference to, and regardless of, any applicable choice or conflicts of laws principles.

Section 20.04 Execution of Agreement; Counterparts; Electronic Signatures.

(a)

This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties; it being understood that all Parties need not sign the same counterparts.

(b)

The exchange of copies of this Agreement and of signature pages by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

Section 20.05 Further Assurances. Each of the parties hereto shall from time to time at the request of the other party hereto, and without further consideration, execute and deliver to such other party such further instruments of assignment, transfer, conveyance and confirmation and take such other action as the other party may reasonably request in order to more effectively fulfill the purposes of this Agreement.

Section 20.06 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision hereof is determined by a court of competent jurisdiction or an arbitrator to be invalid or unenforceable, such provision shall be limited to the extent necessary to make it valid and enforceable, or if necessary, severed from this Agreement, and the remainder of the Agreement shall be in full force and effect.

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Section 20.07 Attorneys' Fees. If either party brings a claim or lawsuit against the other party to this Agreement to interpret or enforce any of the terms of this Agreement, or to interpret or enforce the Promissory Note, the prevailing party shall, in addition to all other damages, be entitled to reasonable attorneys' fees and costs, costs of witnesses, and costs of investigation from the non-prevailing party.

Section 20.08 Amendment and Termination. Except as provided in Section 19.01, this Agreement may be amended or terminated only upon a writing executed by both Buyer and Sellers.

Section 20.09 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Buyer and Sellers and their respective successors and assigns. Whenever appropriate in this Agreement, references to Buyer or Sellers shall be deemed to refer to such company's successors or assigns.

Section 20.10 Dispute Resolution.

(a)

Arbitration. All disputes concerning this Agreement shall be settled by arbitration, before one arbitrator, in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. The arbitrator shall be selected in accordance with such commercial arbitration rules. A party is entitled to initiate an arbitration proceeding if a dispute cannot be resolved amicably within ten days after the other party has been notified of the existence of the dispute. The arbitrator is authorized to grant injunctive relief and/or specific performance in addition to monetary relief. The arbitrator hereby is instructed to interpret and enforce this Agreement in strict accordance with its terms, and in accordance with Oregon law. All arbitration proceedings shall be held in Portland, OR.

(b)

Equitable Relief. Notwithstanding the foregoing, each party is entitled to bring an action for temporary or preliminary injunctive relief at any time in any court of competent jurisdiction in order to prevent irreparable injury that might result from a breach of this Agreement. Furthermore, upon the occurrence of an event of default, Sellers is entitled to exercise all of the rights and remedies described in this Agreement and, at any time, to bring an action in a court of competent jurisdiction (or, at its election, to initiate an arbitration proceeding) for purposes of enforcing the terms of this Agreement.

(c)

Award. The award of the arbitrator in any arbitration proceeding shall be final and may be enforced in any court of competent jurisdiction, and an action to compel arbitration may be brought in any court of competent jurisdiction. The unsuccessful party to any arbitration proceeding or to any court action that is permitted by this Agreement shall pay to the successful party all costs and expenses, including, without limitation, reasonable attorneys' fees and the fees of the arbitrator, incurred therein by the successful party. EACH PARTY AGREES THAT, TO THE EXTENT PERMISSIBLE BY LAW, ALL RIGHTS TO A TRIAL BY A JURY OF ANY CLAIM CONCERNING THIS AGREEMENT ARE ABSOLUTELY AND FOREVER WAIVED.

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Executed as of the date first above written.

The parties enter into this Agreement as of the date first written above.

Oregon Analytical Services LLC

By:	/s/ Sarah Lausmann
Sarah Lausmann
Member

By:	/s/ Sara Lausmann
Sara Lausmann
Selling Member

EVIO Labs Eugene, LLC

By:	/s/ William Waldrop
William Waldrop
Managing Member
Member

Signal Bay, Inc

By:	/s/ William Waldrop
William Waldrop
CEO

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